UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2007, Gensym Corporation (“Gensym”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Versata Enterprises, Inc., a Delaware corporation (“Versata”), and GN Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Versata (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into Gensym (the “Merger”), with Gensym continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Versata.

At the effective time of the Merger, each outstanding share of Gensym common stock will be converted into the right to receive $2.35 in cash. In addition, all outstanding options to purchase Gensym common stock will become vested in full prior to the effective time of the Merger. Any option not exercised prior to the effective time of the Merger will be cancelled in exchange for cash in an amount equal to the excess, if any, of the merger consideration per share of common stock over the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

Gensym has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Gensym’s stockholders, Gensym’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, Gensym’s agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.

The Merger Agreement has been unanimously approved by Gensym’s board of directors. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including, among other things, the adoption of the Merger Agreement by Gensym’s stockholders. The Merger Agreement contains certain termination rights of Versata and Gensym and provides that, upon the termination of the Merger Agreement under certain circumstances, Gensym would be required to pay Versata a termination fee of $682,500. The Merger is expected to close in the fourth quarter of 2007.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on August 13, 2007, Gensym, Versata and each of Gensym’s directors (Robert B. Ashton, John A. Shane, David A. Smith and Thomas E. Swithenbank), who hold an aggregate of 1,391,643 shares of Gensym’s common stock, entered into a Stockholder Agreement (the “Stockholder Agreement”). Under the Stockholder Agreement, each of Gensym’s directors has agreed, in his capacity as a stockholder of Gensym, to vote his shares in favor of the adoption of the Merger Agreement and against any other transaction or proposal. A copy of the Stockholder Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Merger Agreement and the Stockholder Agreement, there is no material relationship between Gensym and either of Versata or the Merger Sub.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Gensym plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about Gensym, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Gensym through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Gensym by contacting Investor Relations, Gensym Corporation, 52 Second Avenue, Burlington, MA 01803 (781) 265-7100.

Gensym and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the Merger Agreement. Information regarding Gensym’s directors and executive officers is contained in Gensym’s Annual Report on Form 10-K for the year ended December 31, 2006, which is filed with the SEC. As of July 31, 2007, Gensym’s directors and executive officers beneficially owned approximately 1.4 million shares, or 17.7%, of Gensym’s common stock. You can obtain free copies of these documents from Gesnym using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above. In addition, stockholders representing approximately 17.6% of the voting stock of Gensym have signed a stockholder agreement agreeing to vote for the approval of the Merger Agreement and the transactions contemplated therein.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction between Gensym and Versata, the expected effects, timing and completion of the proposed transaction, and any other statements about Gensym’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction; intense competition in Gensym’s industry, the effectiveness of Gensym’s indirect distribution channel and strategic relationships and the ability of Gensym’s partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for Gensym’s products and the other factors described in Gensym’s Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent quarterly report filed with the SEC. Gensym disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 5.01. Changes of Control of Registrant.

If the Merger is consummated, there will be a change in control of Gensym. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 8.01. Other Events.

On August 13, 2007, Gensym issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: August 13, 2007	By:	/s/ Robert B. Ashton
	Name:	Robert B. Ashton
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 13, 2007, among Versata Enterprises, Inc., GN Acquisition, Inc. and Gensym Corporation

10.1	Stockholder Agreement, dated as of August 13, 2007, among Gensym Corporation, Versata Enterprises, Inc., Robert B. Ashton, John A. Shane, David A. Smith and Thomas E. Swithenbank

99.1	Press release dated August 13, 2007